                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

    Filed by the Registrant [x]

    Filed by a party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                        GAYLORD CONTAINER CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                        GAYLORD CONTAINER CORPORATION
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
        or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                                                             [GAYLORD LOGO]

                         GAYLORD CONTAINER CORPORATION

                                PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                FEBRUARY 8, 1996

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Gaylord Container Corporation (the "Company") which will be held on Thursday, February 8, 1996 at 10:00 a.m. Chicago time at 520 Lake Cook Road, Deerfield, Illinois 60015, for the following purposes:

     1. To elect eight directors of the Company to serve for terms commencing with the Annual Meeting;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on December 15, 1995 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's corporate headquarters, 500 Lake Cook Road, Suite 400, Deerfield, Illinois 60015, during the 10-day period immediately prior to the Annual Meeting.

     It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we urge you to mark, date and sign the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no postage. Your proxy is revocable at any time before it is voted. If you are present at the meeting you may withdraw your proxy and vote in person, if you so desire.

                                          David F. Tanaka
                                          Secretary

Deerfield, Illinois
December 29, 1995

               YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
              PROXY AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE
                        AT ANY TIME BEFORE IT IS VOTED.

                         GAYLORD CONTAINER CORPORATION

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 8, 1996

                      TIME AND LOCATION OF ANNUAL MEETING

     The 1996 annual meeting of stockholders (the "Annual Meeting") of Gaylord Container Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m. Chicago time on Thursday, February 8, 1996 at 520 Lake Cook Road, Deerfield, Illinois 60015.

                      PURPOSE AND SOLICITATION OF PROXIES

     This proxy statement (the "Proxy Statement") and the enclosed proxy card are being mailed on or about December 29, 1995 to the holders of common stock of the Company in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting and at any adjournment or adjournments thereof. The purpose of this solicitation is to elect directors to serve on the Board and to ratify the appointment of the Company's independent auditors.

                 RECORD DATE; VOTING AND REVOCATION OF PROXIES

     Only stockholders of record as of the close of business on December 15, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, the Company's stockholders will be asked to vote on proposals (i) to elect the nominees identified herein (the "Director Nominees") as directors and (ii) to appoint Deloitte & Touche LLP as the Company's independent auditors. The details of each of these proposals are described below.

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted in favor of each of the proposals outlined below and at the discretion of the proxyholders on all other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder submitting a proxy has the power to revoke it at any time before it is voted either in person at the Annual Meeting, by written notice to the Company's Secretary delivered before the Annual Meeting or by delivery before the Annual Meeting of a properly executed later-dated proxy to the Company's Secretary.

     Pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be considered for any purpose as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes").

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Company's Amended and Restated Certificate of Incorporation provides for two classes of common stock, the Company's Class A Common Stock (the "Class A Common") and the Company's Class B Common Stock (the "Class B Common") and two types of directors, the Class A Directors (as defined therein) and the directors elected by the holders of Class B Common (the "Class B Directors"). Pursuant to
Part 4 of Article Four of the Company's Amended and Restated Certificate of Incorporation, this dual class common stock capitalization expired on July 31, 1995 (the "Conversion Date") when the Class B Common automatically converted into Class A Common. Therefore, only Class A Common is outstanding. Previous holders of Class B Common (entitled to 10 votes per share) now hold one share of Class A Common for each previously-held share of Class B Common. Each holder of Class A Common is entitled to one vote per share. The Class A Common is sometimes referred to herein as the "Common Stock".

     Prior to the Conversion Date, Mid-America Group, Ltd. ("MAG") beneficially owned more than 81 percent, and the Company's executive officers and directors, as a group, beneficially owned or controlled more than 92 percent, of the outstanding Class B Common, which ownership gave MAG sufficient voting power acting alone to elect all Class B Directors, and, but for the conversion of Class B Common into Class A Common, would give MAG suffiicient voting power to elect the Director Nominees. As of the Conversion Date, a change in control of the voting power of the Company occurred. MAG beneficially owns less than 9 percent and the Company's executive officers and directors, as a group beneficially own or control less than 13 percent of the Common Stock.

     In addition, in connection with the Company's financial restructuring completed in November 1992, the Company issued warrants to obtain Class A Common (the "Warrants") and simultaneously issued the shares of Common Stock obtainable upon the exercise of all such warrants to a warrant trustee (the "Warrant Trustee") which holds such shares (the "Trust Stock") in trust for the benefit of the holders of the warrants, pending any exercise, or for the benefit of the Company, pending any redemption or exchange of the Warrants. In connection with this proxy solicitation, the Warrant Trustee will vote, and has appointed the Secretary of the Company as its proxy to vote, all shares of Trust Stock then held by the Warrant Trustee in proportion to all other votes by holders of Common Stock.

     Only stockholders of record as of the close of business on the Record Date will be entitled to vote on the proposals described in this Proxy Statement and on any other matters properly brought before the meeting. As of the Record Date, there were outstanding 54,080,660 shares of Common Stock, including 18,008,701 shares of Trust Stock held by the Warrant Trustee, and 18,008,701 Warrants. For detailed information with respect to the beneficial ownership of the Common Stock and the Warrants, see "Information With Respect To Certain Stockholders" below.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board is composed of three Special Class A Directors (as defined in the Amended and Restricted Certificate of Incorporation), Frank E. Babb, Norman H. Brown Jr. and Harve A. Ferrill, and eight other directors formerly elected by the holders of Class A Common and Class B Common voting as a single class. Each of the Special Class A Directors has served in such capacity since November 2, 1992. Under the Company's Amended and Restated Certificate of Incorporation, they or their duly appointed replacements will serve as directors until the earlier of July 31, 1996 or such date when the Company has no Warrants (as defined in the Amended and Restated Certificate of Incorporation) outstanding. Each of the eight other directors has served in such capacity since the 1995 annual meeting of stockholders and stands for re-election at the Annual Meeting. As of the Conversion Date, other than the current terms of the Special Class A Directors, there is no longer a distinction among types of directors.

     Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders, and until a successor shall have been duly elected and qualified. All of the Director Nominees are serving as directors of the Company as of this date and were recommended to the Board of Directors by the Nominating Committee. Unless otherwise instructed, signed proxies that are returned will be voted for election of all of the Director Nominees, provided that if any of such nominees should be unable or should fail to act as such by virtue of an unexpected occurrence, the proxies will be voted for such other person or persons as will be determined by the holders of the proxies at their discretion.

           DIRECTOR NOMINEES FOR ELECTION AT THE 1996 ANNUAL MEETING

  Director Nominees

     JOHN E. GOODENOW. Mr. Goodenow has served as a director of the Company since November 1992. Mr. Goodenow has served as President and Chief Executive Officer of Goodenow Bancorporation since 1979. Mr. Goodenow also serves as a director of Bank Midwest (Okoboji, Iowa), Bank Midwest (Minnesota, Iowa), and Jackson Bancorporation (Fairmont, Minnesota), each a private banking corporation. Member, Compensation and Stock Option Committee. Age 60.

     DAVID B. HAWKINS. Mr. Hawkins has served as a director of the Company since November 1986. He served as President or Executive Vice President and a director of MAG, a real estate investment company, from 1977 to 1993 and since then as Vice Chairman and a director of MAG. He currently serves as President of Coldwell Banker/Mid-America Group Realtors. Member, Nominating Committee. Age 61.

     JOHN HAWKINSON. Mr. Hawkinson has served as a director of the Company since February 1987. He also served as a director of Kansas City Southern Industries, Inc., a diversified railroad holding company from 1967 to 1993. He is the former Chairman and President and a former director of Kemper Financial Services, Inc. and the former President and a former director of Kemper Group Funds. He served as a director of Ryder System, Inc., a truck leasing and services company, from 1978 to 1988 and of ALC Communications, Inc., a long-distance telephone carrier, from 1986 to 1988. Chairman, Audit Committee; member, Compensation and Stock Option Committee. Age 83.

     WARREN J. HAYFORD. Mr. Hayford served as President, Chief Operating Officer and a director of the Company from its organization in 1986 through August 1988 and served as Vice Chairman and a director from that time until his retirement as Vice Chairman effective December 31, 1992. He continues to serve as a director. Mr. Hayford has served as Chairman and a director of Brockway Standard Holdings Corporation, a manufacturer of metal containers, since its formation in 1989. From 1982 through 1984, he was President and a director of GenCorp Inc. (formerly General Tire Corp.), a diversified manufacturer, and from 1979 to 1982, served as President and a director of Navistar International Corporation, ("Navistar"), a manufacturer of trucks. Prior thereto, Mr. Hayford served as Executive Vice President and a director of The Continental Group, Inc., a diversified manufacturing and services company. Mr. Hayford serves as a director of System Software Associates, Inc., a developer and marketer of business application software packages, and formerly served as a director of Brockway Incorporated, a glass, plastic and metal container manufacturer. Chairman, Nominating Committee. Age 66.

     RICHARD S. LEVITT. Mr. Levitt has served as a director of the Company since October 1987. He is currently Chairman of Nellis Corporation, a private capital management company. He served from 1983 to 1987 as Vice Chairman and Chief Operating Officer of the Specialized Financial Group of Norwest Corporation, a bank holding company. From 1979 to 1983, Mr. Levitt served as Chairman, President and Chief Executive Officer of Norwest Financial Services, Inc., a financial services company (formerly Dial Corporation), which became a wholly owned subsidiary of Norwest Corporation on August 31, 1982. Mr. Levitt is a director of Norwest Corporation, Norwest Bank Iowa, N.A., Meredith Corporation, a communications company, and the Northwest Area Foundation, a charitable foundation. Chairman, Compensation and Stock Option Committee; member, Audit Committee. Age 65.

     RALPH L. MacDONALD JR. Mr. MacDonald has served as a director of the Company since May 1994. Mr. MacDonald is a principal of Island Capital Corporation ("Island Capital"), a private investment company. He was formerly Managing Director and a member of the Management Committee of Bankers Trust Company and its parent, Bankers Trust New York Corporation, which he joined in 1964 and served in various capacities until his resignation in March 1992 to co-found Island Capital. Mr. MacDonald also serves as a director of Hercules, Inc., a specialty chemical concern. Member, Compensation and Stock Option Committee. Age 53.

     MARVIN A. POMERANTZ. Mr. Pomerantz has served as Chairman, Chief Executive Officer and a director of the Company since its organization in 1986. Since 1980, Mr. Pomerantz has served as Chairman or

President and a director of MAG. From 1980 to 1982, he served as President of the Diversified Group, and later as Executive Vice President of Navistar. Mr. Pomerantz currently serves as President of the Board of Regents for the state universities in Iowa and formerly served as a director of Stone Container Corporation, a manufacturer of packaging products. He currently serves as a director and a member of the Executive Committee of the American Forest & Paper Association. Age 65.

     THOMAS H. STONER. Mr. Stoner has served as a director of the Company since February 1993. He served from 1965 to 1993 as Chairman and Chief Executive Officer of Stoner Broadcasting Systems, Inc., a privately owned broadcast communications company ("SBI"), and now serves as Chairman of the Executive Committee of American Radio Systems, Inc., into which SBI merged in 1993. Since January 1994 he has been Chairman of the Chesapeake Bay Foundation, a charitable foundation, after having served on the Board of Trustees since 1989. From 1965 to 1991 he served as Chairman of the Stoner McCray System, Inc., a privately owned real estate development company, and from 1985 to 1989 he served as a director of Annapolis Banking & Trust Company, an affiliate of Mercantile Bankshares Corporation, a publicly traded banking company. Member, Nominating Committee. Age 60.

REQUIRED VOTE

     Election of each Director Nominee requires the affirmative vote by the holders of a plurality of the outstanding shares of Common Stock present (whether by person or proxy) and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

  Special Class A Directors

     FRANK E. BABB. Mr. Babb has served as a director of the Company since November 1992. He has been Chairman of Onex Information Services Inc., a private electronic marketing company, since 1993, and of AF Partners, a family asset management firm, since 1991. Since 1991 Mr. Babb has served as counsel to McDermott, Will & Emery, a national law firm. He served as a member of the Management Committee and from 1978 through 1984 as Chairman of the Finance Committee of McDermott, Will & Emery, where he was a partner until 1990. Mr. Babb is a director of TerraTek, Inc., a geo-science company. Member, Nominating Committee. Age 63.

     NORMAN H. BROWN JR. Mr. Brown has served as a director of the Company since November 1992. He has been a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking and brokerage firm, since June 1985. He was a Senior Vice President of Oppenheimer & Co., an investment banking firm, from 1983 to 1985 and was a Senior Vice President at E.F. Hutton, an investment banking firm, from 1979 to 1983. Member, Audit Committee. Age 48.

     HARVE A. FERRILL. Mr. Ferrill has served as a director of the Company since November 1992. He has served as Chairman and Chief Executive Officer of Advance Ross Corporation since October 1992 and had been President and Chief Executive Officer since November 1990. Advance Ross Corporation's primary business is Europe Tax-Free Shopping AB, the world's largest refunder of value-added taxes. Advance Ross also operates PPC Industries, which designs, manufacturers and installs electrostatic precipitators for industrial pollution control applications. He has served as a director of GeoWaste Incorporated, a publicly traded waste management company, since August 1991. Mr. Ferrill has also served as President of Ferrill-Plauche Co., Inc., a private investment company, since November 1982. He served from 1984 through 1989 as Chairman and Chief Executive Officer of Efficient Health Systems, Inc., a private health care cost containment company. He served from 1983 through 1989 as a director of Laidlaw Industries, Inc., a waste management company. Member, Audit Committee. Age 62.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held five meetings during fiscal 1995 and the various committees of the Board held a total of eight meetings. During fiscal 1995, each Board member attended 100 percent of the meetings of the Board and 100 percent of the meetings of the committees of which he is a member.

     Directors who are not current employees of the Company (the "Outside Directors") are entitled to an annual fee of $26,000 plus an attendance fee of $1,000 for each meeting of the Board. In addition, each Outside Director is entitled to an annual fee of $5,000 for each committee chaired, plus a fee of $1,000 per committee meeting attended. During fiscal 1995, no director fees were paid to Mr. Pomerantz. All directors are reimbursed for expenses incurred as a director.

     Beginning in fiscal 1996, Outside Directors may elect to defer all (but not less than all) fees payable for service on the Board until they cease to be directors or file a written revocation of their election. At the election of the Outside Director deferred fees accrue (i) interest at 300 basis points over the six month U.S. Treasury bill rate in effect at the beginning of each fiscal year ("Option A"); or (ii) gain or loss as if deferred fees were used to acquire Class A Common at a 15 percent discount from the closing price at the beginning of each fiscal year ("Option B"). Messrs. Goodenow, Hawkinson, Levitt, MacDonald, and Stoner have each elected to defer fees under Option B.

     The Board has designated certain committees of the Board, including a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee (the "Audit Committee") and a Nominating Committee (the "Nominating Committee"). The functions of each of these committees are described below.

     The Compensation Committee is responsible for establishing and maintaining employee benefit programs, plans and trusts, including incentive compensation programs, and the administration and grant of stock-based awards under the Company's 1987 Key Employee Stock Option Plan (the "1987 Plan") and the Company's 1989 Long Term Incentive Plan (the "1989 Plan"). The Compensation Committee met five times in fiscal 1995.

     The Audit Committee's functions include making recommendations to the Board on the selection of the Company's independent auditors, reviewing the scope of the independent auditors' examination and meeting with the independent auditors, internal auditors, the Board and certain officers and employees of the Company to review the adequacy of internal controls. The Audit Committee held two meetings in fiscal 1995.

     The Nominating Committee's responsibilities include recommending candidates for election to the Board or to fill vacancies on the Board and reviewing the performance of Board members. The Nominating Committee met once in fiscal 1995. The Nominating Committee will consider a director nominee recommended by a stockholder, if written notice of such recommendation is delivered by registered mail to the Secretary of the Company not less than 90 days nor more than 120 days before a meeting of stockholders at which directors are to be elected. A recommendation must be accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee, and if nominated and elected, he or she will serve as a director. Such a recommendation by a stockholder does not guarantee that the Nominating Committee will propose any such nominee to the Board.

PROPOSAL 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to act as the Company's independent auditors. Deloitte & Touche LLP served as the Company's auditors for the 1995 fiscal year. Representatives of Deloitte & Touche LLP will be present at the 1996 Annual Meeting; they will have the opportunity to make a statement, if they desire to do so; and they will be available to respond to appropriate questions. Stockholders are being asked to approve the selection of Deloitte & Touche LLP as the Company's independent auditors for the 1996 fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF PROPOSAL 2.

                INFORMATION WITH RESPECT TO CERTAIN STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock and warrants to obtain Common Stock as of December 15, 1995 by (i) each holder known by the Company to own beneficially more than 5 percent of the outstanding Common Stock, (ii) each director and executive officer of the Company and (iii) all officers and directors of the Company as a group. The numbers and percentages of Common Stock include Trust Stock held by the Warrant Trustee. To the knowledge of the Company, each stockholder has sole voting and investment power as to the shares owned unless otherwise noted. The address of all directors and executive officers is the address of the Company.

                                                                                   WARRANTS TO OBTAIN
                                                        COMMON STOCK                  COMMON STOCK
                                                  -------------------------    ---------------------------
                                                   NUMBER       PERCENT OF       NUMBER        PERCENT OF
                                                  OF SHARES    OUTSTANDING*    OF WARRANTS    OUTSTANDING*
                                                  ---------    ------------    -----------    ------------
Marvin A. Pomerantz and MAG(1).................   4,494,942         8.2%               0            --
  4700 Westown Parkway
  West Des Moines, IA 50625
Warren J. Hayford(2)...........................   1,829,068         3.3%               0            --
Frank E. Babb..................................       6,312          --            1,688            --
Norman H. Brown Jr.............................       4,375          --            5,625            --
Harve A. Ferrill...............................      10,000          --                0            --
John E. Goodenow(3)............................      54,000          --                0            --
David B. Hawkins(4)............................      26,200          --                0            --
John Hawkinson(4)(5)...........................      60,307          --            7,795            --
Richard S. Levitt(4)(6)........................      74,200          --                0            --
Ralph L. MacDonald Jr..........................      20,000          --                0            --
Thomas H. Stoner...............................       3,000          --                0            --
Dale E. Stahl..................................     232,585          --           14,063            --
Daniel P. Casey(7).............................     134,137          --           14,063            --
Lawrence G. Rogna(8)...........................      89,407          --            8,800            --
All officers and directors as a group
  (25 persons)(9)..............................   7,624,581        13.9%         215,621           1.2%

---------------
 *  Percentages less than 1 percent have been omitted.

(1) MAG is owned by Mr. Pomerantz, his wife and trusts for the benefit of their children. Mr. Pomerantz does not own directly any of these shares except for 5,000 shares of Common Stock held in his own name. Mr. Pomerantz disclaims beneficial ownership of shares held by MAG and attributable to his wife and the trusts.

(2) The shares of Common Stock shown as beneficially owned by Mr. Hayford include 84,286 shares owned directly by trusts for the benefit of his grandchildren, 218,496 owned directly by his wife and 50,000 owned by a charitable family foundation. Mr. Hayford disclaims beneficial ownership of shares held by the trusts, his wife and the foundation.

(3) The shares of Common Stock shown as beneficially owned by Mr. Goodenow include 1,000 owned directly by his wife and 30,000 owned directly by Goodenow Bancorporation, a family owned corporation. Mr. Goodenow disclaims beneficial ownership of such shares.

(4) Messrs. Hawkins, Hawkinson, and Levitt each owns options to purchase 24,200 shares of Common Stock, which options were granted pursuant to the Company's Outside Director Stock Option Plan. Although none of such options have been exercised, the shares of Common Stock shown as beneficially owned by each of them include 100 percent of such options, all of which are currently exercisable.

(5) The shares of Common Stock and Warrants shown as beneficially owned by Mr. Hawkinson include 4,445 shares of Common Stock owned directly by his wife and 2,170 Warrants owned by a trust for the benefit of his wife. Mr. Hawkinson disclaims beneficial ownership of such shares and Warrants.

(6) The shares of Common Stock shown as beneficially owned by Mr. Levitt include 50,000 owned by a trust for the benefit of his wife. Mr. Levitt disclaims beneficial ownership of such shares.

(7) The shares of Common Stock shown as beneficially owned by Mr. Casey include 9,360 and 16,000 owned by his wife and children, respectively. Mr. Casey disclaims beneficial ownership of such shares.

(8) The Warrants shown as beneficially owned by Mr. Rogna include 1,575 owned by his wife. Mr. Rogna disclaims beneficial ownership of such Warrants.

(9) The number and percentage of shares of Common Stock owned by the persons named in the table and all officers and directors as a group include the 721,070 shares that such persons and group may obtain upon the exercise of stock options exercisable currently or within 60 days of December 15, 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to compensation of the Company's chief executive officer and the Company's other executive officers (the "named executive officers") earned for the fiscal years ended September 30, 1993, 1994 and 1995:

                                                                      RESTRICTED
                                                       OTHER ANNUAL     STOCK                  LTIP       ALL OTHER
        NAME AND          FISCAL   SALARY     BONUS    COMPENSATION    AWARDS/     OPTIONS/   PAYOUTS    COMPENSATION
   PRINCIPAL POSITION      YEAR      ($)       ($)        ($)(1)         ($)       SARS(#)    ($)(2)      ($)(3)(4)
------------------------  ------   -------   -------   ------------   ----------   -------   ---------   ------------
Marvin A. Pomerantz.....   1995    600,000         0          --           0            0    2,236,400       4,500
(Chairman and Chief        1994    600,000         0          --           0            0      682,100      33,500
Executive Officer)         1993    570,000         0      60,600           0            0            0      22,800
Dale E. Stahl...........   1995    346,900   375,000          --           0            0      894,500       4,500
(President and Chief       1994    333,000    87,000          --           0            0      272,800      16,900
Operating Officer)         1993    303,400         0          --           0       30,000            0      12,200
Daniel P. Casey.........   1995    326,900   353,000          --           0            0      894,500       4,500
(Executive Vice            1994    313,000    82,000          --           0            0      272,800      16,400
  President)               1993    283,900         0          --           0       30,000            0      11,500
Lawrence G. Rogna.......   1995    218,900   185,000          --           0            0      447,300       4,500
(Senior Vice President)    1994    211,000    43,000          --           0            0      136,400       9,300
                           1993    194,200         0          --           0       15,000            0       8,400

---------------
(1) Includes $50,000 country club initiation fee paid in 1993 on behalf of Mr. Pomerantz.

(2) Amounts shown are awards payable under the Company's Shareholder Value Plan, a calendar year plan, in which only the named executive officers are eligible to participate. Payment of a portion of such awards is contingent upon the price of the Common Stock remaining at certain levels. See "Compensation Committee Report on Executive Compensation." Awards for calendar 1995 cannot be calculated as of the date of this proxy statement.

(3) Includes for 1993, 1994 and 1995 employer contributions to the Company's 401(k) Plan on behalf of Messrs. Pomerantz, Stahl, Casey and Rogna of $9,200, $4,500 and $4,500; $9,700, $4,500 and $4,500; $9,700, $4,800 and
    $4,500; and $8,400, $5,400 and $4,500, respectively.

(4) Includes for 1993 and 1994 cash payments in lieu of Company contributions which could not be made because of Internal Revenue Code limitations to Messrs. Pomerantz, Stahl, Casey and Rogna of $13,600 and $29,000; $2,500 and $12,400; $1,800 and $11,600; $0 and $3,900, respectively. Beginning in 1995, calculation of such payments will be made on a calendar rather than fiscal year basis. The amounts paid for calendar 1995 will be included in fiscal 1996 compensation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The named executive officers are not eligible for stock grants during the term of the Shareholder Value Plan (as defined below) and, therefore, no stock options or SARs were granted to the named executive officers in fiscal 1995 under any stock option plan sponsored by the Company.

     The following table shows information concerning the exercise of options by the named executive officers in fiscal 1995 and the value of options held by the named executive officers at the end of fiscal 1995.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
                                     VALUES

                                                                                               VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS/SARS AT            OPTIONS/SARS
                                                                           FY-END(#)               AT FY-END($)
                                                                     ---------------------     --------------------
                            SHARES ACQUIRED                              EXERCISABLE/              EXERCISABLE/
          NAME                ON EXERCISE      VALUE REALIZED($)       UNEXERCISABLE(1)          UNEXERCISABLE(2)
-------------------------   ---------------    -----------------     ---------------------     --------------------
Marvin A. Pomerantz......          0                   0                    0/0                       0/0
Dale E. Stahl............          0                   0               167,148/10,000            972,429/68,175
Daniel P. Casey..........          0                   0               70,000/10,000             421,600/68,175
Lawrence G. Rogna........          0                   0                45,000/5,000             267,100/34,087

---------------
(1) Options only are included. No SAR grants have been made.

(2) The closing price of the Common Stock on September 30, 1995 was $9.38.

                               EXECUTIVE OFFICERS

     MARVIN A. POMERANTZ. See Director Nominees for Election at the 1996 Annual Meeting.

     DALE E. STAHL. Mr. Stahl has served as President and Chief Operating Officer of the Company since August 1988. From March 1988 through August 1988, Mr. Stahl served as Vice President of the Company. From 1978 to 1988, he was employed by Union Camp Corporation, an integrated paper packaging manufacturer, starting in sales and ultimately being promoted to Vice President-General Manager of the container division. He is currently serving as a director of AMCOL International Corporation, a diversified specialty mineral, chemical and environmental company. Age 48.

     DANIEL P. CASEY. Mr. Casey has served as Executive Vice President of the Company since February 1990. From July 1988 through February 1990, Mr. Casey served as Senior Vice President-Financial and Legal Affairs of the Company and from January 1988 through June 1988 in the same position for each of the Company and Mid-America Packaging, Inc., which merged with the Company in June 1988. From March 1987 through January 1988, Mr. Casey served as Vice President-Financial and Legal Affairs for each of the Company and Mid-America. Age. 53.

     LAWRENCE G. ROGNA. Mr. Rogna has served as Senior Vice President of the Company since February 1990. From December 1988 through February 1990, Mr. Rogna served as Vice President-Human Resources of the Company. From 1981 to 1988 he was employed by Rohr Industries, Inc., a manufacturer of components for aircraft and space vehicles, where he served as Vice President, Human Resources from 1983 to 1988. Age 49.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. Pomerantz dated as of January 1, 1993. The employment agreement is for a term of five years, commencing January 1, 1993. The employment agreement provides for an annual base salary of no less than $600,000, participation in the Shareholder Value Plan and participation in all salaried employee benefit plans and programs of the Company. During the term of his employment agreement, Mr. Pomerantz will not be eligible for any stock option or restricted stock grants or to participate in the Company's Management Incentive Plan (the "Management Incentive Plan"). The employment agreement provides Mr. Pomerantz with supplemental annual retirement income payments commencing on the later of December 31, 1997 or the date of retirement equal to 50 percent of his average base salary and bonus for the four highest years of service with the Company, less primary Social Security benefits and any amounts payable under the Pension Plan (as defined below). Early retirement reductions are included under the supplemental retirement plan.

     In the event that Mr. Pomerantz's employment is terminated as a result of his disability, Mr. Pomerantz will be entitled to receive his base salary for 12 months after such termination. In the event that Mr. Pomerantz's employment is terminated as a result of his death, his estate will be entitled to receive his base salary which is then accrued and unpaid. In the event that Mr. Pomerantz's employment is terminated by the Company for any other reason other than Serious Misconduct (as defined below) or by Mr. Pomerantz for Good Reason (as defined below), he will be entitled to receive his full compensation for the balance of the term of the employment agreement. For purposes of the employment agreement, "Good Reason" means Mr. Pomerantz's resignation due to substantial diminution of his duties, a reduction of his perquisites, a change in principal office location or a material uncured breach by the Company of the employment agreement, and "Serious Misconduct" means embezzlement or misappropriation of Company funds, commission of a felony, willful disregard for his duties, violation of any duty of loyalty, repeated acts causing public disgrace to the Company, disclosure of the Company's confidential information, or engaging in competition with the Company at any time before the sixth anniversary of the commencement of the employment agreement.

     The Company has entered into an employment letter agreement for an indefinite term with each of Mr. Stahl, under which he is serving as President and Chief Operating Officer at an annual salary of $360,000 effective January 1996, Mr. Casey, under which he is serving as Executive Vice President at an annual salary of $335,000 effective January 1996, and Mr. Rogna, under which he is serving as Senior Vice President at an annual salary of $220,000 effective January 1996.

     If any of Messrs. Stahl, Casey or Rogna becomes disabled and the Company elects to terminate such executive, such executive will be entitled to receive his full base salary and benefits for 12 months following such termination. If the Company otherwise terminates the employment of any such executive, such executive will be entitled to his full base salary and benefits for the 24 months following such termination; provided, however, that the final 12 months of payments will be reduced by the amount, if any, received by such executive from other employment. Pursuant to the terms of their employment agreements, each of Messrs. Stahl, Casey and Rogna is entitled to participate in the Shareholder Value Plan and in the Company's salaried employee benefit and incentive plans, but is not eligible for any stock option or restricted stock grants during the term of the Shareholder Value Plan.

     Each of Messrs. Stahl, Casey and Rogna is party to a severance compensation agreement with the Company. Pursuant to such agreement, if any such executive is terminated within 24 months after a change in control of the Company, such executive will be entitled to a severance payment equal to two times the sum of such executive's base salary plus his target bonus, as such bonus is provided for in the Management Incentive Plan. Target bonus amounts for Messrs. Stahl, Casey and Rogna currently are 50 percent, 50 percent and 40 percent, respectively, of base salary. In connection with the agreements, the Company also provides reimbursement of any excise tax imposed on severance payments.

     Each of Messrs. Stahl, Casey and Rogna is a participant in the Supplemental Executive Retirement Plan ("SERP") that was established in 1995. Pursuant to the SERP, each such executive will receive supplemental annual retirement payments commencing the later of age 55 or the date of retirement equal to up to 60 percent of his average base salary and bonus, excluding awards under the Shareholder Value Plan, for the four highest of the seven years prior to retirement, less primary Social Security benefits and any amounts payable under the Pension Plan. Such payments range from 35 percent (at age 55) to 60 percent (at age 65) of the executive's average base salary and bonus.

                              CERTAIN TRANSACTIONS

     MAG and certain of its subsidiaries provided office space and professional, administrative and clerical services to the Company during fiscal 1995 at a cost of approximately $94,000. Fees for these services are determined on the basis of costs incurred and the fair market value of the office space. It is expected that MAG and such subsidiaries will continue to provide office space and such services to the Company in the future.

     The Company has entered into agreements with certain of its stockholders and Warrant holders which provide such stockholders and Warrant holders with the right in certain circumstances to require the Company to register, at the Company's expense, the shares of Class A Common or Warrants owned by them under the Securities Act of 1933, as amended.

     The Company loaned Mr. Rogna $100,000 in 1990 in connection with his relocation to the Chicago area. This loan has been extended. The outstanding balance is $110,000.

     The Company has entered into employment agreements with Messrs. Pomerantz, Stahl, Casey and Rogna. See "Employment Agreements."

                                  PENSION PLAN

     The Gaylord Container Retirement Plan (the "Pension Plan") is a qualified, non-contributory defined benefit plan which covers substantially all employees of the Company, including both salaried and hourly employees. The following table shows estimated annual benefits payable under the Pension Plan on a straight life annuity basis upon normal retirement with indicated years of credited service and final average annual compensation:

                FINAL                                       YEARS OF SERVICE(2)
               AVERAGE                 -------------------------------------------------------------
             EARNINGS(1)                 5         10         15         20         25         30
-------------------------------------  ------    -------    -------    -------    -------    -------
$300,000(3)(4)                         $9,375    $21,167    $31,992    $40,884    $49,775    $61,084
 200,000.............................   9,375     19,375     29,125     38,375     47,625     57,500
 175,000.............................   9,375     18,125     27,125     36,625     46,125     55,000
 150,000.............................   9,375     16,875     25,125     34,875     44,625     52,500
 125,000.............................   7,813     14,063     20,938     29,063     37,188     43,750
 100,000.............................   6,250     11,250     16,750     23,250     29,750     35,000

---------------
(1) Compensation covered by the Pension Plan includes all cash compensation, including amounts received under the Shareholder Value Plan, but does not include compensation related to stock options, non-cash compensation or deferred compensation. The amounts reflected in the above pension table do not reflect the Social Security offset in accordance with the Pension Plan benefit formula.

(2) As of September 30, 1995, the named executive officers had been credited with the following years of service: Mr. Pomerantz, 7 years; Mr. Stahl, 7 years; Mr. Casey, 8 years; and Mr. Rogna, 6 years. The basic benefit payable under the Pension Plan is computed on a straight life annuity basis.

(3) For the 1995 Pension Plan year, the amount of compensation in the calculation of retirement benefits for any participant is limited to $150,000 subject to future increases based on cost of living adjustments implemented by the Department of Treasury. The maximum estimated annual benefits listed in this table do not include projected cost of living increases.

(4) In addition to amounts payable under the Pension Plan, Messrs. Pomerantz, Stahl, Casey and Rogna will receive supplemental retirement income. See "Employment Agreements." Based on current and historical compensation, the maximum annual supplemental retirement income payable to Messrs. Pomerantz, Stahl, Casey and Rogna will be approximately $725,000, $296,000, $274,000 and $160,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Company's Compensation Committee are Messrs. Levitt, Goodenow, Hawkinson and MacDonald. No officers or former officers of the Company serve on the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors makes recommendations to the Board regarding compensation of the Company's executive officers. The philosophy of the Compensation Committee is to design an executive compensation program to attract, motivate and retain the executive talent critical to the Company's achievement of its objectives to increase shareholder value and maximize returns to stockholders.

     Key to the program are incentives which vary rewards with individual and Company performance. Two compensation approaches are used to implement the variable pay initiative -- an annual cash incentive opportunity focused on operating performance for officers and key managers, and a long-term incentive based on share price appreciation through grants of restricted stock, grants of stock options or payments under the Shareholder Value Plan.

GENERAL EXECUTIVE COMPENSATION PROGRAM POLICIES

     To achieve its objectives, the Company has developed a series of executive compensation policies.

     - The Company will provide levels of executive compensation that are competitive with those provided by the relevant marketplace (as defined below).

     - The Company will provide annual cash incentive compensation for executives that varies in a consistent and predictable manner with the operating and financial performance of the Company.

     - The Company will provide programs which enable executives to achieve rewards based on increased shareholder value to reinforce the link between executive and shareholder interests.

  Competitive Executive Compensation

     The Company seeks to provide levels of executive compensation that are competitive at expected levels of individual and Company performance. Competitiveness is defined as in keeping with the compensation of executives in comparable positions or who have similar qualifications. The comparison group for those executives is companies similar to the Company in industry and size.

     Competitiveness is measured using data from a number of sources, including published information, proxies, forest products industry surveys, which includes data from the Dow Jones paper products peer group, and surveys by consulting firms.

  Base Salary

     A salary range is established for each salaried position in the Company, including each executive officer position. The midpoint of each salary range is based on the average salary of equivalent positions at the other companies which the Company uses for comparison purposes. The salary range is from 80 percent to 120 percent of the midpoint. An individual's base salary is determined by reviewing his or her sustained performance over time and correspondingly positioning the executive officer's salary in the salary range for his or her position. Salaries for the executive officers other than Mr. Pomerantz were increased in fiscal 1995 to reflect their individual contributions and provide salaries in line with competitive practices. Mr. Pomerantz's base salary is specified in his employment agreement.

  Annual Incentive Compensation

     The Management Incentive Plan is designed to ensure that incentive compensation varies in a consistent and predictable manner with the Company's operating and financial performance. Performance targets and related amounts to be paid to plan participants if the targets are achieved are determined annually by the Board. Targets have been established for fiscal 1996 based on the Company's earnings before interest, income taxes, depreciation and amortization. Messrs. Stahl, Casey and Rogna received payouts under this plan for fiscal 1995. Mr. Pomerantz does not participate in the Management Incentive Plan.

     Based on the same goals and targets, the Company also maintains a Deferred Profit Sharing Plan which provides for contributions to participants' individual 401(k) accounts. Based on the results achieved, in fiscal 1995, the Company made contributions of five percent of each participants' qualified compensation (as described therein) pursuant to this plan. The Company's executive officers all participate in this plan.

  Long-Term Incentive

     The Company currently maintains two stock-based plans pursuant to which non-qualified stock options may be granted at no less than the market price of the Class A Common at the time of the grant: the 1989 Plan and the 1987 Plan. The 1989 Plan also permits the grant of incentive stock options, stock appreciation rights, stock indemnification rights, restricted stock and performance awards. Only non-qualified options and restricted stock have been granted. Messrs. Pomerantz, Stahl, Casey and Rogna are not eligible to receive any grants under the 1989 Plan or 1987 Plan during the term of the Shareholder Value Plan.

     The Shareholder Value Plan as approved by the Company's stockholders on February 2, 1994 (the "Shareholder Value Plan") directly ties the long-term incentive compensation of the Company's four executive officers to the creation of shareholder value.

     The Shareholder Value Plan commenced January 1, 1993 and will be in effect until December 31, 1997. All deferred awards not paid by the end of the calendar 1997 will be forfeited; provided that awards earned in calendar 1997 may be payable during calendar 1998.

     At the end of each calendar year, Messrs. Pomerantz, Stahl, Casey and Rogna will be entitled to receive in cash 1.0 percent, 0.4 percent, 0.4 percent and
0.2 percent, respectively, of the increase in shareholder value, if any, created during that calendar year. Upon appropriate certification by the Compensation Committee that the awards have been earned, one-half of such award will be immediately payable and the remaining one-half will be payable in one-twelfth increments at the conclusion of any month in which the Company's share price on the last trading day of such month exceeds the Year End Share Value (as defined below) for the calendar year in which such award was earned.

     The increase in "shareholder value" for each calendar year is determined by calculating the excess of (i) the product of (a) the average closing price of the Company's stock during the last 10 trading days of such calendar year and the first 10 trading days of the subsequent calendar year (the "Year End Share Value"), multiplied by (b) 53,365,378 over (ii) the product of (a) the highest Year End Share Value for any prior calendar year during which the Shareholder Value Plan was in effect (provided that such value will not be less than $3.375), multiplied by (b) 53,365,378. All calculations under the Shareholder Value Plan will be equitably adjusted by the Board in the event of any stock split, stock dividend, reverse stock split or other recapitalization.

     In the event of an acquisition of the Company prior to December 31, 1997, the aggregate purchase price of the Company will establish the final Year End Share Value under the Shareholder Value Plan. Upon consummation of such acquisition, final payments, including all deferred amounts, will be immediately due and payable.

     An "acquisition of the Company" means (i) a sale of substantially all of the Company's assets to, or a merger with, another person in exchange for cash and/or other property (other than a person where the Company's former stockholders own immediately after such transaction directly or indirectly stock possessing more than 50 percent of such person's voting power) or (ii) an acquisition of shares of the Common Stock by a person or group in exchange for cash and/or other property so that such person or group has acquired Common Stock possessing more than 50 percent of the Company's voting power (other than a person or group which includes Mr. Pomerantz, MAG or Mr. Hayford, or their respective spouses or heirs).

     If the Company terminates the employment of Messrs. Stahl, Casey or Rogna before the end of a calendar year other than because of his death, total and permanent disability, or serious misconduct, he shall continue to participate in the Shareholder Value Plan for the full five-year period. If the Company terminates the employment of Mr. Pomerantz or if Mr. Pomerantz resigns for Good Reason (see "Other Business -- Employment Agreements") before the end of the calendar year other than due to his death, total and permanent disability or serious misconduct, he shall continue to participate in this plan for the remainder of the calendar year in which the termination occurs and the following calendar year.

     If the Company terminates a participant's employment for serious misconduct or if Messrs. Stahl, Casey or Rogna resigns, or if Mr. Pomerantz resigns for other than Good Reason, such participant shall receive no earned award for the calendar year in which such termination occurred or any subsequent calendar year.

     If a participant ceases to be a Company employee because of his death or total and permanent disability before the end of the calendar year, (i) the participant shall be entitled to an award for such calendar year and the Year End Share Value for such participant for such calendar year shall be determined by using the 10 trading days prior to the termination of the participant's employment (including the date of termination as the 10th day if it is a trading day) and the 10 trading days after the termination of his employment and (ii) such participant shall be entitled to no earned award for any subsequent calendar year.

     The Shareholder Value Plan may be amended or modified by the Board; provided, however, that any such amendment or modification which adversely affects a participant must also be approved in writing by such participant.

     Messrs. Pomerantz, Stahl, Casey and Rogna received an award under this Plan based on the Year End Share Value at the end of the calendar year 1994 which will be paid based upon the procedure described above.

  Deductibility of Compensation under Section 162(m) of the Internal Revenue
Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes a $1 million deduction limit on compensation paid to the named executive officers of the Company. Compensation is exempt from the $1 million deduction limit, however, if the compensation qualifies for an exception, including an exception for certain performance-based compensation. Compensation paid under the Shareholder Value Plan should qualify for the performance-based compensation exception, and therefore compensation paid pursuant to the Shareholder Value Plan should not be applied toward the $1 million deduction limit of Code Section 162(m). The Company anticipates that the amount of compensation income received by each of the Company's named executive officers, excluding income received pursuant to the Shareholder Value Plan, will not exceed $1 million in 1995 or 1996. Therefore, Code Section 162(m) should not cause the Company to be denied a deduction for any compensation income paid to the Company's named executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     After extensive review of competitive data and other pertinent factors, the Compensation Committee recommended and the Board approved a new five-year employment agreement with Mr. Pomerantz effective January 1, 1993. During the term of his employment agreement, Mr. Pomerantz is not eligible to participate in the Management Incentive Plan or to receive any grants under the 1987 Plan or 1989 Plan.

     In structuring this new program, the Compensation Committee placed significant emphasis on the creation of shareholder value. The program utilizes wholly objective criteria for the variable pay opportunity and is devoid of multiple long-term vehicles. By providing a program that consists primarily of base salary and participation in the Shareholder Value Plan, (as described above) the Compensation Committee believes it has created an equitable opportunity for Mr. Pomerantz which is clearly focused on creating shareholder value.

     The Compensation Committee has reviewed the overall program for Mr. Pomerantz and believes that it continues to provide the right focus and incentive on the continued improvement of shareholder value. Mr. Pomerantz's base salary continues at the $600,000 level established January 1, 1993.

         Richard S. Levitt, Chairman
         John E. Goodenow, member
         John Hawkinson, member
         Ralph L. MacDonald Jr., member

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return of the Common Stock, the S&P 500 Composite Stock Index and an index of a peer group of paper companies, for the period of five years beginning October 1, 1990 and ending September 30, 1995 (assuming that the value of the investment in the Common Stock and each index was $100 on October 1, 1990 and that all dividends were reinvested). The peer group index is comprised of nine medium to large sized companies whose primary business is the manufacture and sale of paper products. Peer group returns are weighted each year based on each company's market capitalization at the beginning of the year. The peer group comprises the common stocks of: Boise Cascade, Bowater, Champion International, Consolidated Papers, Federal Paper Board, P.H. Glatfelter, International Paper, Mead and Westvaco.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURNS

                                                   DOW JONES
      MEASUREMENT PERIOD                            PAPER           GAYLORD
    (FISCAL YEAR COVERED)           S&P 500        PRODUCTS        CONTAINER
1990                                100.00          100.00          100.00
1991                                131.17          142.45           89.29
1992                                145.66          141.84          107.14
1993                                164.60          142.55           62.49
1994                                170.67          187.15          242.86
1995                                221.43          226.58          267.86

                              FINANCIAL STATEMENTS

     The Company has enclosed its Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the year ended September 30, 1995, with this Proxy Statement.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1995 all filing requirements applicable to executive officers and directors were met other than with respect to John E. Goodenow, a director, for whom a Form 4 was inadvertently filed four days late.

                                 OTHER BUSINESS

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. If other matters are presented for a vote, however, the proxies will be voted on such matters in accordance with the judgment of the persons acting under the proxies.

                           PROPOSALS BY STOCKHOLDERS

     Any proposals by stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than September 11, 1996.

     You are again urged to attend the Annual Meeting. Proxies will be solicited by the Board through the use of the mails. Proxies may also be solicited by directors, officers and a small number of other employees of the Company personally or by mail, telephone, telegraph or otherwise, but such persons will not be separately compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to beneficial owners of stock held of record by them. The entire cost of the Board's solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          David F. Tanaka
                                          Secretary

                     GAYLORD CONTAINER CORPORATION/PROXY
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 8, 1996

The undersigned hereby appoints Marvin A. Pomerantz, Daniel P. Casey and David
F. Tanaka and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Gaylord Container Corporation, standing in the undersigned's name, at the Annual Meeting of Stockholders of said corporation to be held at 520 Lake Cook Road, Deerfield, Illinois 60015, on February 8, 1996 at 10:00 a.m. Chicago time, upon those matters as described in the Proxy Statement for the Annual Meeting and such other matters as may properly come before such meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. A VOTE FOR THE FOLLOWING PROPOSALS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING IS RECOMMENDED. IF ANY OTHER BUSINESS IS TRANSACTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE APPOINTED ATTORNEYS AND PROXIES.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/


1.  ELECTION OF DIRECTORS:  JOHN E.          FOR     WITHHOLD    2.  APPOINTMENT OF DELOITTE        FOR AGAINST ABSTAIN
    GOODENOW, DAVID B. HAWKINS, JOHN         //        //            & TOUCHE LLP AS THE COMPANY'S   //    //     //
    HAWKINSON, WARREN J. HAYFORD,                                    INDEPENDENT AUDITORS.
    RICHARD S. LEVITT, RALPH L.
    MACDONALD JR., MARVIN A. POMERANTZ,
    THOMAS H. STONER

    INSTRUCTION:  TO WITHHOLD AUTHORITY
    TO VOTE FOR ANY INDIVIDUAL NOMINEE
    LISTED, WRITE THAT NOMINEE'S NAME
    HERE:

    ___________________________________


                                                                 DATED:____________________________________________199_

                                                                 ______________________________________________________
                                                                               (SIGNATURE OF STOCKHOLDER)
                                                                 ______________________________________________________
                                                                               (SIGNATURE OF STOCKHOLDER)

                                                                 PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON.  IF
                                                                 ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE
                                                                 CAPACITY, PLEASE SIGN NAME AND TITLE.  IF STOCK IS HELD JOINTLY,
                                                                 EACH JOINT OWNER SHOULD SIGN.



         PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE